                                   AGREEMENT

  This agreement (the "Agreement") is effective as of the  14  day of October
                                                          ----
1997 (the "Effective Date,,) between the AT&T CORP., a corporation organized and existing under the laws of the State of New York, on behalf of itself and its affiliated companies (hereinafter "AT&T"), and BOSTON COMMUNICATIONS GROUP, INC., a corporation organized and existing under the laws of the State of Massachusetts on behalf of itself and its affiliated companies (collectively "BCG").

                                    RECITALS
          WHEREAS BCG desires to purchase from AT&T and AT&T desires to provide to BCG billing and collection services for BCG customers; and

          WHEREAS AT&T desires to provide to holders of the AT&T Calling Card the ability to charge BCG wireless airtime calls to the AT&T Calling Card;

          NOW, THEREFORE, in consideration of the mutual benefits accruing to each party, the parties hereby covenant and agree as follows:

Section 1.    DEFINITIONS
              -----------

        As used in this Agreement and unless otherwise expressly indicated herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "AT&T Calling Card" - Those calling cards issued by AT&T displaying
        -------------------
the AT&T name and logo, and an account number, which allow a customer to place telephone calls and have the charges for such call billed to the customers. This Agreement shall include calling cards issued by AT&T.

        "C&D" - The systems used to transfer exchange message interface
        -----
("EMI") formatted billing data between BCG and other AT&T billing systems.

        "Rated Message - A billing message which has been assembled and edited
        --------------
by BCG, which shall include applicable BCG rates and charges, together with all elements of an AT&T Calling Card billing number required for proper billing and distribution by AT&T.

Section 2.    USE OF AT&T NETWORK
              -------------------

        BCG shall, where such facilities are available, utilize the AT&T Network in completing BCG Calls made with the AT&T Calling Card. This will include access to AT&T's card database to obtain appropriate validation responses.

Section 3.    BILLING AND COLLECTION SERVICE DESCRIPTION
              -------------------------------------------

        AT&T shall provide or make available to BCG, and BCG shall purchase through AT&T, billing and collection services ("Services") for BCG calls which have been made using the AT&T Calling Card. Such Services shall consist of the preparation of bills to BCG Customers, the mailing of statements of the amount due for AT&T Calling Card calls, and the collection of monies due from BCG Customers for such calls.

        BCG shall submit billing data concerning calling made with the AT&T Calling Card exclusively to AT&T, and shall not bill BCG Customers, directly or otherwise, for BCG Calls made using the AT&T Calling Card.

Section 4.    RATED MESSAGE PROCESSING BY BCG
              -------------------------------

        BCG shall deliver to AT&T Rated Message data concerning BCG Calls which have been charged to an AT&T Calling Card. BCG shall provide such data at least once per week (or more frequently, upon agreement of the parties) and in the format specified by AT&T. AT&T shall reformat the Rated Message data into an appropriate format and either bill such calls directly or transmit such data to the appropriate billing agent for billing to BCG Customers.

Section 5.    PROCESSING AND BILLING
              ----------------------

        Billing for BCG charges billed by AT&T will be rendered in accordance with the normal billing cycles for AT&T bills. The total BCG charges billed by AT&T shall be included in the customer's bill along with any other charges billed by AT&T whenever possible.

Section 6.    BILL FORMAT AND BILLING RESULTS INFORMATION
              --------------------------------------------

        To the extent possible, the format of the billing to be rendered to BCG Customers pursuant to this Agreement shall include a designation for BCG as the provider of service, together with message detail and amount due. AT&T shall provide to BCG information concerning the results of billing performed on behalf of BCG.

Section 7.    CUSTOMER SERVICE
              ----------------

        AT&T shall maintain a toll-free 800 telephone number to handle all inquiries concerning billing for BCG Calls. AT&T shall provide sufficient facilities and personnel, with respect to the customer service telephone numbers, to handle all inquiries and complaints regarding billing for BCG Calls in a reasonable and timely manner. All expenses associated with Customer service shall be the responsibility of AT&T.

Section 8.    SETTLEMENT AND PURCHASE OF RECEIVABLES
              --------------------------------------

        See attached Service Agreement.

Section 9.    PAYMENT SCHEDULE TO BCG
              -----------------------

        AT&T shall pay to BCG the Purchase Price, computed in accordance with Service Agreement, no later than 15 business days after the invoice date which will be no later than 30 days after any calendar month. Payment will be made via wire transfer to BCG's designated bank account. Payment to BCG will be based on a review of the BCG invoice and the C&D report of billing records received. Due to a continuous flow of a small percentage of billing records to a recycle file, complete reconciliation is not possible. Therefore, AT&T agrees to pay BCG the invoiced amount up to 105 % of the C&D report of billing records received. AT&T and BCG agree to conduct a quarterly review of billing records for the purpose of reconciling monthly discrepancies.

Section 10.    SPONSORSHIP OF RATED MESSAGE
               ----------------------------

        BCG represent and warrant to AT&T that the receivables for each and every Rated Message with respect to which BCG shall deliver billing data to AT&T under this Agreement is owned by BCG, free and clear of any and all liens or claims by any third party, and that at the time of delivery of such Rated Message data to AT&T the receivables for such Rated Message have not been assigned, pledged, transferred, sold, exchanged, or otherwise conveyed or encumbered.

Section 11.    TAXES
               -----

(A)     Collection of Taxes.  Except as set forth in Section 11 (D) and the
        ----------
attached Service Agreement, BCG is solely responsible for the determination of the appropriate federal, state and local taxes and tax-associated rate elements, including sales taxes and other taxes imposed on BCG Customers ("End-User Taxes"). BCG hereby releases AT&T with respect to any and all liability arising out of AT&T's compliance with BCG instructions and directions regarding the imposition, computation and collection of End-User Taxes.

(B)     Billing of Tax Returns.  Except as set forth in Section 11 (D) and the
        ----------------------
attached Service Agreement, BCG shall file all required returns for all taxes imposed with respect to BCG services, and shall pay or remit to the respective taxing authorities all such taxes and any applicable interest or penalties.

(C)     Indemnity.  Except as set forth in Section 11 (D) and the attached
        ---------
Service Agreement, BCG agrees to indemnify and hold AT&T harmless from and against any liability or loss resulting from any federal, state or local taxes, including sales taxes, federal excise taxes and other taxes imposed on BCG Customers, and including penalty, interest, additions to tax, surcharges or other charges or expenses, including attorney's fees, payable or incurred as a result of:

        (1) the delay or failure BCG to pay and federal state or local taxes, or file any return or other information as required by law or this Agreement; or

        (2) AT&T's compliance with this Agreement, or any determination by, or advice of BCG, or AT&T's use of information provided by BCG in performing any tax-related service hereunder; or

        (3) any audit investigation or assessment by any goverrunental unit or agency with respect to BCG calls billed by AT&T under this Agreement.

(D) BCG represents that, as of the date of execution of this Agreement no state or local end-user taxes are due or collectable with respect to BCG calls. The parties recognize that, on an interim basis, AT&T's billing arrangements may result in the automatic computation, billing, collection, and remitting to various state and local authorities of end-user taxes with regard to such calls. AT&T wfll effect changes to its billing procedures as soon as practicable to eliminate such billing. Until such time as changes are implemented, AT&T will be solely responsible for the computation, imposition, collection and filing of such federal, state and local End-User taxes and filing of related returns and will indemnify and hold BCG harmless with regard to any liability resulting therefrom.

Section 12.  COLLECTION SERVICES
             -------------------

        AT&T shall process bills TO BCG Customers, including any adjustments and allocations of aggregate amounts due, in a manner consistent with that utilized by AT&T on its own behalf and in accordance with appropriate regulatory requirements. AT&T shall utilize collection services pursuant to this Agreement in a manner consistent with the process applied by AT&T on its own behalf. BCG shall provide reasonable assistance to AT&T in connection with AT&T's collection efforts.

Section 13.  OTHER TERMS AND CONDITIONS
             --------------------------

(A)     Dispute Resolution
        ------------------

    (1) The parties will attempt to settle all disputes, controversies or claims, whether based
                                                                               5
        in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement and the Services provided under this Agreement (hereinafter collectively "Disputes"), through good faith negotiations. Except for Disputes that are subject to the jurisdiction of the FCC and Disputes that are described in Section 13 (A) (3). Disputes not thus resolved shall be settled by final and binding arbitration conducted in a mutually agreed location by 1 neutral arbitrator, in accordance with this Agreement and the current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrability of Disputes shall also be determined by the arbitrator. Each party shall bear its own expenses and the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator. Any award of the arbitrator shall be in writing and shall state the reasons for the award. Judgment upon an award may be entered in any Court having competent jurisdiction. The arbitrator shall not have the power to award any damages in excess of the dollar limits set forth in or excluded under the limitations of liability contained in this Agreement nor to award punitive damages and each party irrevocably waives any claim thereto. The arbitrator shall not have the power to order prehearing discovery of documents or the taking of depositions, but may compel attendance of witnesses and the production of documents at the hearing. The Federal Arbitration Act, 9 U.S.C., Sections 1 to 14, shall govern the interpretation and enforcement of this section 13(A).

    (2) The parties, their representatives and participants and the arbitrator shall hold the existence, content and the result of the arbitration in confidence, except to the limited extent necessary to enforce a final settlement agreement or to obtain or enforce a judgment on an arbitration an award.

    (3) Disputes relating to: (a) matters that are subject to the primary jurisdiction of the FCC, a state Public Utility Commission or other body, or (b) either parties compliance with the USE OF INFORMATION and PUBLICITY AND MARKS Articles of this Agreement, a violation of which would cause the INFORMATION
                                                                               6
        or MARKS owners irreparable harm for which damages would be inadequate, or ( c) billing disputes where the amount in controversy is less than $50,000, shall be exempt from binding arbitration described in section
        (1). As to Disputes described in subsections (a), (b) and (c ), the claimant reserves the right to seek relief from a regulatory body having primary jurisdiction or a court of competent jurisdiction, as appropriate.

    (4) Any initial demand for arbitration pursuant to Section (1) and any legal action pursuant to Section (3) must begin within two years after the case of action arises.

(B) Limitation of Liability
    -----------------------

    Each Party's liability to the other for any loss, cost, claim, injury, liability, or expense, including reasonable attorney's fees, relating to or arising out of any negligent act or omission in its performance of this Agreement (not involving knowing and willful misconduct) shall be limited to the amount of direct damage actually incurred. Absent such knowing and willful misconduct, neither Party shall be liable to the other for any indirect, special or consequential damage of any kind whatsoever.

(C) Indemnification
    ---------------

    Except as provided in Section 11, each Party (the "Indemnifying Party") will indemnify and hold harmless the other Party (the "Indemnified Party") from and against any loss, cost, claim, liability damage and expense (including reasonable attorney's fees) to third parties, relating to or arising out of negligence or misconduct by the Indemnifying Party in the Performance of this Agreement.

    In addition, the Indemnified Party will, to the extent of its negligence or misconduct, defend any action or suit brought by a third party against the Indemnified Party for any loss, cost, claim, liability, damage or expense relating to or arising out of negligence or misconduct by the Indemnifying party in the Performance of this Agreement, The Indemnified Party will notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands by third parties which the Indemnffied Party believes the Indemnified Party is responsible for under this Section, and will render the defense of such claim, lawsuit or demand. The Parties will cooperate in every reasonable manner with the defense or resolution of such claim, lawsuit or demand. The Indemnifying Party will not be liable under this Section for settlements by the indemnified Party of any claim, lawsuit or demand unless notice has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense.

(D) Term and Termination
    --------------------

    The term of this Agreement shall be one (1) year from the date hereof, and shall be renewed from year-to-year thereafter unless either Party gives ninety (90) days written notice prior to the end of the term or any renewal thereof that it wishes to terminate this Agreement. In the event of a material default under this Agreement, the non-defaulting Party shall have the right to terminate this Agreement if the default is not cured within thirty (30) days of the date that written notice of such default is given by the non-defaulting Party to the defaulting Party.

(E) Proprietary Information
    -----------------------

    Attached to this Agreement as the Service Agreement and incorporated hereto by reference is the Parties' Agreement with respect to proprietary information. The terms and conditions of this Agreement shall be considered proprietary information covered by the terms of the Parties' proprietary information agreement.

(F) Access to Records
    -----------------

    Each party shall provide the other party, or its designee, with reasonable access to all records relating to performance under this Agreement.

(G) Amendments and Waiver
    ---------------------

    This Agreement may be amended only by written agreement of the Parties. No amendment or waiver of any provisions of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by a duly authorized representative on behalf of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any Party to enforce strictly any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

(H) Assignment
    ----------

    Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, in whole or in part, or of any other interest hereunder except to a purchaser of all or substantially all of the assets of that party, without the written consent of the other Party shall be void. All obligations and duties of any party under this Agreement shall be binding on all successors in interest and assigns of such Party.

    (1) Notice and Demand
        -----------------

        Any notices, demands or requests made by either Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States Mail via Certified Mail, Return Receipt Requested, and addressed as follows:

        To BCG:
        -------
        General Counsel
        Boston Communications Group, Inc.
        100 Sylvan Road, Suite 100
        Woburn, MA 01801

        To AT&T:
        --------
        AT&T Card Product Manager
        American Telephone and Telegraph Company
        295 North Maple Avenue
        Basking Ridge, NJ 07920

(J) Force Majeure
    -------------

    Neither Party shall be held responsible for any delay or failure in performance of any partof this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authorities, Act of God or by the public enemy, acts or omissions of carriers, or other causes beyond the control of either Party. If any force Majeure condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party. During the pendency of the force Majeure condition, the duties of the Parties under this Agreement shall be abated and shall resume without liability thereafter.

(K) EEO
    ---

    Each Party agrees and warrants that, in the performance of this agreement it will not discriminate or permit discrimination in employment against any person or group of persons on the grounds of sex, race, age, religion national origin or handicap in any manner prohibited by the laws of the United States of any state or local government having jurisdiction.

(L) Governing Law
    -------------

    This Agreement shall be governed by the internal laws of the State of New York.

(M) Merger
    ------

    This Agreement and all Exhibits and Attachments hereto constitute the entire understanding between the Parties and supersedes all prior understandings, oral or written representations, statements, negotiations proposals and undertakings with respect to the subject matter hereof.

(N) Severability
    ------------

    If any provision of this Agreement is held invalid, unenforceable or void, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

(0) Headings
    --------

    The headings in this agreement are for convenience and shall not be construed to limit any of the terms herein or affect the meanings or interpretation of this Agreement.



IN WITNESS WHEREOF, the Parties have executed this Agreement.

AMERICAN TELEPHONE & TELEGRAPH COMPANY

By: /s/ Lou Delery
   ------------------------------------
Lou Delery
Director - Domestic Product Management
Date:10-10-97
     -------------


BOSTON COMMUNICATIONS GROUP, INC.
By:/s/ Robert J. Sullivan
   ---------------------------------------
Printed Name: Robert J. Sullivan
             -----------------------------
Title: Vice President
      ------------------------------------
Date: 10-14-97
     -------------------------------------
By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------
Date:
     -------------------------------------

                               SERVICE AGREEMENT
                               -----------------


                                  DEFINITIONS
                                  -----------

DEFINITIONS.
------------

As used in this Agreement (including the Schedules attached to this Agreement), the terms set forth below will have the following respective meanings and will be equally applicable to both the singular and plural forms of the terms defined:

"Accepted Billable Message Revenue" means revenue billed to End Users at BCG wireless roaming rates (exclusive of messages rejected in the initial C&D editing process).

"Billable Messages" means those Messages that (a) consist of telephone calls to be billed to billing numbers issued by AT&T, and (b) have not been rejected by AT&T during the editing, balancing, and formatting process.

"Billable Message Minutes" means the billed minutes associated with any Billable Message from which the Billing Services Charges will be calculated. Billed minutes will be based on whole minutes. Whole minutes represent the minutes portion of the billable time field that have been rounded upward to the next minute.

"Billing Services Charges" means the agreed upon per minute fees due to AT&T from BCG (net of any uncollectible amounts or messages rejected in the initial C&D editing process) which rate shall include (a) billing, collection and related service fees (b) uncollectible amounts and (c) costs associated with electronic record transfer.

"Business Day" means any day except a Saturday, Sunday, or other day on which national banking associations are authorized or required by law to close.

"End User" means the ultimate customer of wireless airtime telephone calls provided by BCG using an AT&T calling card.

"Message" means a call record for operator-assisted or automated voice response system calls using AT&T calling cards and such other legally permitted telephone calls and services as the parties may mutual agree upon, each of which was originated by an End User through BCG.

"Purchase Price" means the amount that AT&T will remit to BCG to purchase receivables for Accepted Billable Message Revenue.

"Taxes" means all taxes, charges (including without limitation surcharges), fees, levies, or other assessments (including without limitation any income, gross receipts, excise, ad valorem, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees, surcharges and charges) imposed by any governmental authority, whether computed on a separate, consolidated, unitary, or combined basis or in any other manner, and includes any interest, penalties, assessments, deficiencies, and additions to any such tax.

"Tax Returns" means returns, declarations, reports, claims for refund, and informational returns or statements relating to Taxes, including any schedules or attachments thereto.

                                BILLING SERVICES
                                ----------------


1.        BILLING SERVICES.
          -----------------

          (a) Preliminary Processing and Delivery of Messages.  BCG will acquire
              -----------------------------------------------
Message data and will perform all of the preliminary processing of the Messages, which will include ensuring that the charge for each Message has been computed, arranging Message data in the Approved Message Format and providing the applicable batch control totals, including the total number of Messages per transmission, excluding any applicable Taxes, per submission. After such preliminary processing has been completed, BCG will electronically transmit the Message data, in a form or manner that is compatible with AT&T's Software. BCG acknowledges that AT&T will have no obligation to accept for processing any Message data that does not conform to the Approved Message Format.

          (b) Billable Messages.  AT&T will purchase Billable Messages.  AT&T
              -----------------
will provide the vendor providing the validation gateway service with a copy of the billable card types. AT&T may revise the billable card types from time to time and will provide the validation gateway with a copy of the revised billable file, either in written form or on electronic media, as soon as reasonably practicable.

          (c) Approved Message Format.  Upon receipt of a Message transmission
              -----------------------
from BCG, AT&T will determine whether the Message data contained thereon is in the standard exchange message interface format or another format that has been chosen by AT&T (the "Approved Message Format"). BCG hereby acknowledges that AT&T has provided it with the current Approved Message Format. AT&T may from time to time revise the Approved Message Format based on reasonable business needs (as determined in good faith by AT&T), or the requirements of any governmental authority and will provide BCG with a copy of the revised Approved Message Format. BCG will comply with such new format within 90 days after receipt of a copy of the updated or revised Approved Message Format; provided,
                                                                     ---------
however, that BCG will comply with such new format within 30 days after receipt
-------
of a copy of the updated or revised Approved Message Format if AT&T notifies BCG that such new format was revised to comply with industry-standard formats.

          (d) Editing, Balancing, and Formatting . If BCG's Message data is in
              ----------------------------------
the Approved Message Format, AT&T will edit, balance, and format such Messages in accordance with the requirements of AT&T. If any of BCG's Message data is not in the Approved Message Format or if such Message data is rejected by AT&T or AT&T discovers other errors as the result of editing, balancing, or reviewing the format (such Messages are referred to as "Rejected Messages"), AT&T will send such Rejected Messages (in standard machine readable form) to the BCG Representative within seven Business Days after the receipt of the Message type from BCG.

          Billing Transmissions.  After editing, balancing, and formatting the
          ---------------------
Messages in conjunction with the transmission of a Billing Transmission to the End User's AT&T bill, AT&T will record the amounts due to BCG with respect to such Billing Transmission.

          (g) Returned Messages.  If any of BCG's Billable Messages are returned
              -----------------
as unbillable by AT&T, AT&T will return such Message data to BCG within seven Business Days after AT&T's receipt of such Billable Messages, and BCG will use its best efforts (i) to determine the reason for the return, (ii) to correct the Billable Messages, and (iii) to resubmit them as appropriate to AT&T for resubmission. When available, AT&T will provide information to BCG regarding Returned Messages, including the reason for return, in machine readable form.

          (h) Inspection of Reports and Settlements.  BCG will inspect and
              -------------------------------------
review all reports and Settlement information prepared by AT&T and will notify AT&T of its rejection of any incorrect reports and Settlement information within 60 days after receipt thereof. Failure to so reject any such report or information will constitute acceptance thereof.


2.        Settlement and Purchase of Receivables
          --------------------------------------

          (a) Disbursement by AT&T.  BCG will invoice AT&T monthly based on
              ---------------
total Accepted Billable Message Revenue, less the related Billing Service Charges. The net amount invoiced (referred to herein as the "Purchase Price") will be disbursed by AT&T to BCG by wire or electronic funds transfer to the bank or other depository designated in writing by BCG. The Purchase Price will be remitted to BCG each month within 15 business days of AT&T's billing cycle.

          (b) Calculation of Purchase Price.  The Purchase Price will be
              -----------------------
calculated based on Billable Message Minutes of Approved Messages less Rejected Messages (or "Billable Messages") transmitted to AT&T to be billed to End User, less Billing Services Charges to be paid (retained) by AT&T.

          (c) Billing Services Charges Calculation.  Billing Services Charges
              ------------------------------------
are calculated based on minutes included in Billable Messages at the rate of $____ per Billable Message Minute.

          (d) Uncollectible Messages.  BCG is not responsible for any Billable
              ----------------------
Messages that may not be collected by AT&T from End User. However, BCG will use reasonable efforts to ensure that End Users understand charges and are authorized AT&T users.

          (e) Reports.  AT&T will provide reports to BCG that reflect the
              -------
accepted amounts and the results of Rejected Messages, Returned Messages and other adjustments. AT&T will transmit the reports no later than one month after the receipt of Message data from BCG and will transmit Settlement reports at the time that AT&T remits the Purchase Price to BCG.

3.        TAXES.
          ------

          (a) Federal, State, and Local Taxes.  AT&T will be responsible for
              -------------------------------
calculating all

Taxes applicable to each Message, will bill and collect all taxes from the End Users and will prepare and file all tax returns until AT&T notifies BCG that it will no longer be providing these services. AT&T will provide BCG at least 120 days prior notice in writing as to when AT&T will cease providing these services. AT&T will be liable for all tax rating and ren-dttances to governmental authorities for the time period in which AT&T is responsible for calculating, filing and remitting taxes. At which time BCG assumes responsibility for calculating and remitting taxes, taxes collected from End
                                                          ---------
Users by AT&T will be ren-dtted to BCG in the monthly Disbursement.


4.        AT&T'S VGN NETWORK.
          -------------------

          (a) AT&T's VGN Network.  In connection with the provision of services
              ------------------
by AT&T pursuant to this Agreement, BCG has requested that AT&T provide BCG with access to AT&T 's proprietary VGN Network System (the 'System") for the purpose of electronically transmitting certain data to AT&T and otherwise communicating electronically with AT&T. AT&T will provide BCG with access to the System, and BCG will comply with the terms and conditions relating to such access, and in accordance with the other terms and provisions of this Agreement.

          (b) Confidential Information.  BCG agrees and acknowledges that, as
              ------------------------
between BCG and AT&T, information available through use of the System, other than BCG Data, constitutes confidential and proprietary information of AT&T subject to the restrictions on disclosure thereof set forth in the Confidentiality Section of this Agreement. In addition to such obligations, BCG agrees to hold any user identification codes and/or passwords provided to BCG for the purpose of utilizing the System in strict confidence and BCG will not disclose such codes and/or passwords to any other Person except employees of BCG who have a need to know such codes and/or passwords. BCG hereby agrees to indemnify and hold harmless AT&T, its employees, agents, representatives, directors, and officers from any and all losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from, or relating to, BCG's failure to comply with the provisions of this Section.

5.        BILLING INQUIRY SERVICES.
          -------------------------

          (a) AT&T Billing Inquiry Services During the Term, AT&T will (a)
              -----------------------------
establish, at its expense, toll-free '800" telephone numbers to be used by End Users for the purpose of making inquiries regarding charges for Billable Messages reflected on bills issued by AT&T to End User and (b) provide customer service representatives to assist End Users in connection with such inquiries (collectively, the "Billing Inquiry Services").

          (b) BCG Billing Inquiry Assistance AT&T will be responsible for
              ------------------------------
handling all Billing Inquiry calls to assist in handling End User inquiries. However, in connection with Billing Inquiry Services, BCG will make BCG Billing Inquiry Specialists available for additional assistance as needed when an End User has specifically requested to speak to a BCG representative, to answer non-standard End User questions or other reasonable instances. Assistance will be available during normal Billing Inquiry operating hours, as agreed to by AT&T and BCG.

6.        VALIDATION OBLIGATIONS.
          -----------------------

          (a) BCG Validation Obligations During the Term, BCG will at all times
              --------------------------
perform, or cause to be performed, call validation in a manner that meets at least the minimum standards described below.

          (b) AT&T Validation Services.  AT&T shall provide the access to
              ------------------------
facilities from AT&T Databases to transmit BCG's Queries to such Databases.
AT&T shall inform BCG of any significant outage or severe degradation of Service to the designated BCG contact. AT&T shall provide a report of any such outage or degradation to BCG within twelve (12) hours of the return of normal service. The Service shall be available for BCG's access except during scheduled maintenance or service downtime. BCG is not responsible for any losses associated with records in the Approved Message Format it attempted to query and validate through AT&T Databases but could not access.

          While AT&T does not warrant the accuracy, availability, frequency or updates or any other aspect of the Databases with which the Service is interconnected or the data stored in the Databases, AT&T shall use its best efforts to pass through to BCG:

          -the accuracy of such data,
          -the availability of access to such data, -the frequency of update to such data, -the fraud control processes for such data.


7.        CAP ON UNCOLLECTIBLES (BAD DEBT)
          --------------------------------

          (a) If the amount of uncollectibles during the Contract Year exceeds ___ percent (__%) of the gross receivables, then BCG shall pay to AT&T, within thirty (30) days after the receipt of appropriate notification and supporting documentation, an amount equal to all uncollectibles in excess of __% of the gross receivables.
          (b) Uncollectibles shall be defined as any billable message that was not ultimately collected by AT&T within 180 days of the date the call was placed. Uncollectibles include amounts not collected due to fraud, bankruptcy or failure to pay for any related reason. In order to minimize uncollectible amounts, AT&T will take reasonable and prudent steps to maintain an up-to-date current validation database. This includes updating the database for invalid card numbers on a timely basis.
          (c) The following items or amounts are not considered uncollectibles and are therefore not included in the uncollectibles calculation:

           -applicable taxes related to a call record

          -amounts adjusted or credited by AT&T's billing inquiry centers including amounts credited for AT&T discount plans or customer courtesy credits
          -amounts rejected by AT&T in the initial C&D editing, balancing and formatting process, including recycled amounts
          -amounts not identified and reported to BCG as uncollectible until after 240 days (uncollectibles must be identified and reported between 180 and 240 days)

(d) Other considerations

AT&T and BCG will act in good faith and take reasonable steps to minimize uncollectibles. AT&T will monitor uncollectibles and provide BCG with data regarding uncollectibles on a regular basis (at least quarterly). Data provided to BCG will include but is not limited to:

     -call detail for rejected transactions from C&D including reason codes -call detail on adjusted amounts processed by AT&T's billing inquiry centers
     -call detail on uncollectible calls including reason codes
     -detailed reports supporting uncollectible percentages

AT&T will provide BCG with access (24 hours a day, 7 days a week) to AT&T's Card Protection Center to provide a secondary validation point should BCG suspect fraudulent usage on an AT&T Calling Card.

Additionally, AT&T and BCG agree to share any other information regarding circumstances that may impact uncouectibles.

                   PROPRIETARY RIGHTS, DATA AND AUDIT RIGHTS
                   -----------------------------------------


SAFEGUARDING AND RETENTION OF BCG DATA.
---------------------------------------

AT&T will maintain reasonable safeguards against the destruction, loss, or alteration of the BCG Data in the possession of AT&T and will store information containing the BCG Data, in a secure area.

BCG DATA.
---------

As between AT&T and BCG, the BCG Data will remain solely BCG's property. BCG hereby authorizes AT&T to have access to and to make use of such of the BCG Data as is appropriate for the performance by AT&T of its obligations under this Agreement. AT&T will not utilize the BCG Data for any purpose other than providing the Services; provided, that AT&T will have the right to retain copies of any BCG Data that AT&T deems necessary or appropriate for the purpose of performing any services under this Agreement including, without limitation, with respect to settlement processing services performed in accordance with the Agreement.

BCG'S MAINTENANCE OF BCG DATA.
------------------------------

BCG will establish at least 90 days' backup of the BCG Data submitted to AT&T for billing and will keep backup data and data files in its possession; provided, however, that AT&T will have such access to any such backup data and
--------  -------
data files as is reasonably required by AT&T in connection with the performance of the Services.

                                     OTHER
                                     -----
RELATIONSHIP OF PARTIES.
------------------------

Neither party will be considered or be deemed to be an agent, employee, joint venture or partner of the other party, and no relationship other than independent contractor is intended or created by and between AT&T and BCG.

CONFIDENTIALITY.
----------------

Except as otherwise provided in this Agreement, each of the parties agrees that all confidential information and trade secrets communicated to it by the other party, whether before or after the Effective Date, will be, and will be deemed to have been, received in strict confidence and will be used only for the purposes of carrying out the obligations of, or as otherwise contemplated by, this Agreement. Without obtaining the prior written consent of the other party, neither party will disclose any such information received from the other party; provided, however, that this Section will not prevent a party from disclosing
-----------------
any such information that: (a) was already in the possession of such party without being subject to confidentiality obligations; (b) is or becomes generally available to the public other than as a result, directly or indirectly, of a disclosure of such information by such party or by other persons to whom such party disclosed such information; (c) is or becomes available to such party on a nonconfidential basis from a source other than the other party or its representatives, provided that such source is not bound by a confidentiality agreement with the other party; (d) is independently developed by such party without the use of the other party's confidential information; (e) is required to be disclosed pursuant to an arbitration proceeding, provided that such disclosure is made in accordance with the approval and at the direction of an Arbitration Panel; (f) is required to be disclosed pursuant to a requirement of any governmental authority or any statute, rule, or regulation, provided that such party gives the other party notice of such requirement prior to any such disclosure; or (g) is reasonably necessary to be disclosed in connection with a billing inquiry by an End User.

FEES AND EXPENSES.
------------------

Except as otherwise provided in this Agreement, all fees and expenses (including without limitation legal and accounting fees and disbursements) incurred by either of the parties in connection with the negotiation and preparation of this Agreement or any other of the transactions contemplated hereby will be borne solely by the party incurring such fees and expenses.

MEDIA RELEASES.
---------------

All press and media releases, public announcements and public disclosures by either of the parties relating to this Agreement or its subject matter, including without limitation promotional or marketing material (but not including any announcement intended solely for internal distribution by a party to its directors, officers and employees or any disclosures required by legal, accounting, regulatory or stock exchange requirements beyond the reasonable control of such party) will be coordinated with and approved by both parties to the release thereof.

AMENDMENT.
----------

This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement.

                                                                   Exhibit 10.38



                    BILLING AND RELATED SERVICES AGREEMENT

                                    between

                                  AT&T Corp.

                                      and

                       BOSTON COMMUNICATIONS GROUP, INC.